Exhibit 4.7

State of Delaware Secretary of State Division of Corporations Delivered 01:54 PM 08/08/2014 FILED 01:40 PM 08/08/2014 SRV 141051819 - 5583494 FILE

CERTIFICATE OF FORMATION

OF

FORUM GLOBAL HOLDINGS, LLC

This Certificate of Formation of Forum Global Holdings, LLC (the “LLC”) dated this 8th day of August, 2014 is being duly executed and filed by Mark Hughes, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C '§18-101, et seq.)

FIRST.	The name of the limited liability company formed hereby is:

FORUM GLOBAL HOLDINGS, LLC

SECOND.	The address of the registered office of the LLC in the State of Delaware is:

National Registered Agents, Inc. 160 Greentree Drive, Suite 101 Dover, DE 19904

The name and address of its registered agent for service of process in the State of Delaware is:

National Registered Agents, Inc. 160 Greentree Drive, Suite 101 Dover, DE 19904

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

/s/ Mark Hughes
Name: Mark Hughes Authorized Person